Exhibit 99.1

December 1, 2014

FOR IMMEDIATE RELEASE

Contacts: ANALYSTS		MEDIA
Alan Greer	Tamera Gjesdal	Cynthia A. Williams
Executive Vice President	Senior Vice President	Senior Executive Vice President
Investor Relations	Investor Relations	Corporate Communications
(336) 733-3021	(336) 733-3058	(336) 733-1470
AGreer@BBandT.com	TGjesdal@BBandT.com	Cynthia.Williams@BBandT.com

BB&T Corporation CEO to speak at Goldman Sachs U.S. Financial Services Conference

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today announced Chairman and Chief Executive Officer Kelly S. King will present at the Goldman Sachs U.S. Financial Services Conference 2014 in New York City, on Dec. 10, at 10 a.m. ET.

A webcast of King’s presentation will be available at BBT.com/investor-presentations and will be archived for 30 days.

About BB&T
BB&T is one of the largest financial services holding companies in the U.S. with $187 billion in assets and market capitalization of $26.8 billion, as of September 30, 2014. Based in Winston-Salem, N.C., the company operates 1,842 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at BBT.com.

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